EXHIBIT 99.2

CREDIT AGREEMENT

Dated as of December 12, 2005,

among

INTEGRATED HEALTHCARE HOLDINGS, INC.

as Borrower,

THE CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

and

MEDICAL PROVIDER FINANCIAL CORPORATION III,

as Lender.

INDEX OF APPENDICES

Annex A	Definitions
Annex B	Notice Addresses
Annex C	List of Disclosure Schedules and New Loan Documents
Annex D	List of Hospital Facilities
Annex E	Unanimous Written Consent of Directors of IHHI
Annex F	Unanimous Written Consent of Directors of WMC-SA
Annex G	Unanimous Written Consent of Directors of WMC-A
Annex H	Unanimous Written Consent of Directors of Coastal
Annex I	Unanimous Written Consent of Directors of Chapman
Annex J	Unanimous Written Consent of Managers and Members of PCHI
Annex K	Unanimous Written Consent of Managers of West Coast
Annex L	Unanimous Written Consent of Managers and Members of Ganesha
Annex M	Unanimous Written Consent of Managers of OC-PIN

Exhibit “A”	Promissory Note
Exhibit “B”	Guaranty Agreement - OC-PIN
Exhibit “C”	Guaranty Agreement - PCHI
Exhibit “D”	Security Agreement
Exhibit “E”	Warrant
Exhibit “F”	Pledge Agreement - West Coast
Exhibit “G”	Pledge Agreement - Ganesha
Exhibit “H”	Pledge Agreement - Members of West Coast
Exhibit “I”	Pledge Agreement - IHHI
Exhibit “J”	Collateral Assignment of Contracts

Disclosure Schedule 3.2	Address of Executive Office, FEIN and Social Security Numbers
Disclosure Schedule 3.5	Material Adverse Effect
Disclosure Schedule 3.7	Labor Matters
Disclosure Schedule 3.8	Outstanding Stock
Disclosure Schedule 3.11	Taxes
Disclosure Schedule 3.12	Litigation
Disclosure Schedule 3.13	Brokers
Disclosure Schedule 3.15	Environmental Matters
Disclosure Schedule 3.16	Insurance
Disclosure Schedule 3.17	Bonding; Licenses
Disclosure Schedule 6.4	Indebtedness

ii

CREDIT AGREEMENT
($10,700,000 LOAN)

This CREDIT AGREEMENT (“Agreement”), dated as of December 12, 2005 (“Effective Date”), is made by and among INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation (“IHHI”), WMC-SA, INC., a California corporation (“WMC-SA”), WMC-A, INC., a California corporation (“WMC-A”), CHAPMAN MEDICAL CENTER, INC., a California corporation (“Chapman”), COASTAL COMMUNITIES HOSPITAL, INC., a California corporation (“Coastal”), PACIFIC COAST HOLDINGS INVESTMENT, LLC, a California limited liability company (“PCHI”), WEST COAST HOLDINGS, LLC., a California limited liability company (“West Coast”), ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC, a Nevada limited liability company (“OC-PIN”), GANESHA REALTY, LLC, a California limited liability company (“Ganesha”), and MEDICAL PROVIDER FINANCIAL CORPORATION III, a Nevada corporation (“Medical Provider”). IHHI is hereinafter referred to as the “Borrower”; WMC-SA, WMC-A, Chapman, Coastal, PCHI, West Coast, OC-PIN and Ganesha are hereinafter together sometimes referred to as the “Credit Parties”; PCHI and OC-PIN are hereinafter together sometimes referred to as the “Guarantors”; and Medical Provider is hereinafter referred to as the “Lender.”All references to the Credit Parties shall mean and include the Guarantors.

RECITALS

A. Borrower is in the business of delivering acute care services to the public through four (4) separate acute care hospital facilities located in Orange County, California (“Hospital Facilities”) identified in Annex D to this Agreement; and, along with one or more of the Credit Parties, is also in the business of owning and operating certain medical office buildings and other healthcare businesses related thereto.

B. Pursuant to that certain Credit Agreement dated as of March 3, 2005, as amended (“Original Credit Agreement”) by and between Borrower, the Credit Parties and Medical Provider Financial Corporation II, a Nevada corporation, an affiliate of Lender (“Original Lender”), Original Lender loaned $50,000,000 to IHHI, WMC-SA, WMC-A, Chapman and Coastal (the “Acquisition Loan”) for the purpose of acquiring the Hospital Facilities, and made available to IHHI, WMC-SA, WMC-A, Chapman and Coastal a $30,000,000 line of credit (the “Line of Credit Loan”) for the purpose of operating the Hospital Facilities (the Acquisition Loan and the Line of Credit Line are hereinafter referred to as the “Original Loan”).

C. Borrower under this Agreement has requested that Lender make a new loan in the amount of $10,700,000 (“New Loan”) for the purpose of operating the Hospital Facilities. Lender has agreed, on the terms and conditions set forth in this Agreement.

D. As an inducement to Lender to enter into this Agreement and to make the New Loan to Borrower, (i) PCHI and OC-PIN have each agreed to guaranty payment of the New Loan and performance of all Obligations hereunder, (ii) West Coast and Ganesha have each agreed to pledge their membership interests in PCHI as security for payment of the New Loan and performance of all Obligations hereunder, and (iii) the members of West Coast have agreed to pledge their membership interests in West Coast as security for payment of the New Loan and performance of all Obligations hereunder.

E. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A (Definitions). These Recitals shall be construed as part of the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrower, Lender and the Credit Parties agree as follows:

1. AMOUNT AND TERMS OF NEW LOAN

1.1 New Loan. Subject to each of the other terms and conditions set forth in this Agreement:

(a) Lender agrees to make the New Loan to Borrower in a single advance for the purpose of enabling Borrower to operate and manage the Hospital Facilities. Lender intends to advance the proceeds of the New Loan on the Closing Date. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver the Note to Lender to evidence Borrower’s obligation to repay the New Loan to Lender, in the form of Exhibit “A” attached hereto. The principal amount of the New Loan shall bear simple interest at the rate of 12% per annum. Interest is payable monthly, in arrears, on the first day of each month. No payments of principal shall be due until the until Maturity Date. The entire principal amount of the New Loan and all accrued but unpaid interest thereon and all other non-contingent Obligations due thereunder, shall be due and payable in full in a single payment of immediately available funds on the Maturity Date. The New Loan may not be prepaid in whole or in part. If any payment on the New Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day.

(b) In addition, and concurrently with the execution and delivery of this Agreement:

(i) OC-PIN shall execute and deliver to Lender the Guaranty Agreement in the form of Exhibit “B” attached hereto; PCHI shall execute and deliver to Lender the Guaranty Agreement in the form of Exhibit “C” attached hereto; Borrower shall execute and deliver to Lender the Security Agreement in the form of Exhibit “D” attached hereto; Borrower shall execute and deliver to Lender the Warrant in the form of Exhibit “E” attached hereto; West Coast shall execute and deliver to Lender the Pledge Agreement in the form of Exhibit “F” attached hereto; Ganesha shall execute and deliver to Lender the Pledge Agreement in the form of Exhibit “G” attached hereto; each of the members of West Coast shall execute and deliver to Lender the Pledge Agreement in the form of Exhibit “H” attached hereto; IHHI shall execute and deliver to Lender the Pledge Agreement in the form of Exhibit “I” attached hereto; and IHHI shall execute and deliver to Lender the Collateral Assignment of Contracts in the form of Exhibit “J” attached hereto.

(ii) Borrower and each of the Credit Parties shall execute and deliver to Lender their respective Unanimous Consents in the forms of Annexes E through M of this Agreement, as applicable.

(iii) Borrower and each of the Credit Parties shall execute and deliver to Lender such other documents and instruments reasonably required by Lender.

1.2 Use of Proceeds.  Borrower shall utilize the proceeds of the New Loan for the express purposes authorized in this Agreement.

1.3 Default Rate. Notwithstanding the foregoing, so long as an Event of Default has occurred and is continuing under any New Loan Document, the interest rates applicable to the New Loan shall be increased to the Default Rate, and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand. All interest payments owing hereunder or under any of the other New Loan Documents, including interest accruing at the Default Rate, shall constitute additional Obligations hereunder and shall be secured by the Collateral.

1.4 Payment to Lender’s Account. All payments by Borrower to Lender hereunder shall be made to the following deposit account by federal funds wire transfer:

Bank of America (Las Vegas, Nevada)
Medical Capital Corporation (Collection account for MPIII)
Acct# 5011129988
ABA# 026009593
Address: 6900 Westcliff Drive, 4th Floor, Las Vegas, NV 89145
Contact Person: Gin Richardson

1.5 Maximum Lawful Rate of Interest. Notwithstanding anything to the contrary set forth in the Note, if a court of competent jurisdiction determines in a final unappealable order that the rate of interest payable hereunder exceeds the Maximum Lawful Rate, then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

1.6 Lender’s Costs. On the Closing Date, as a condition to the funding of the New Loan, Borrower shall pay to Lender all Lender’s Costs.

1.7 Receipt of Payments. Borrower shall make each payment under this Agreement and the Note not later than 2:00 p.m. (Las Vegas time) on the day when due in immediately available funds in Dollars to Lender’s deposit account described in Section 1.4 above. For purposes of computing interest as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefore are received in Lender’s deposit account prior to 2:00 p.m. (Las Vegas time). Payments received in good and immediate funds after 2:00 p.m. (Las Vegas time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.8 Application of Payments. So long as no Event of Default has occurred and is continuing, scheduled monthly payments of interest shall be applied first, to reimbursable expenses of Lender then due and payable pursuant to any of the New Loan Documents; then last, to interest then due and payable on the New Loan. As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing, Borrower and all Credit Parties hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations as Lender may deem advisable notwithstanding any previous entry by Lender in the New Loan Account or on any of its other books and records.

1.9 New Loan Account. Lender shall maintain a New Loan Account on its books to record all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the New Loan or any other Obligations. All entries in the New Loan Account shall be made in accordance with Lender’s customary accounting practices as in effect from time to time. The balance in the New Loan Account, as recorded on Lender’s most recent printout or other written statement, shall, absent demonstrable error, be presumptive evidence of the amounts due and owing to Lender by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations. Lender shall render to Borrower a monthly accounting of transactions with respect to the New Loan setting forth the balance of the New Loan Account as to Borrower for the immediately preceding month. Unless Borrower notifies Lender in writing of any objection to any such accounting (specifically describing the basis for such objection) within fifteen (15) calendar days after the date of Borrower’s receipt thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice and explaining the basis for such objection(s) shall be deemed to be disputed by Borrower.

1.10 Indemnity. Borrower and each Credit Party shall jointly and severally indemnify and hold harmless each of the Indemnified Persons from and against any and all Indemnified Liabilities; provided, that neither Borrower nor any Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PERSON TO ANY NEW LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PERSON, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY NEW LOAN DOCUMENT. Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of all Credit Parties as Credit Parties pursuant to this Section 1.10 in the aggregate shall be limited to One Million Dollars ($1,000,000); provided, however, that such limitation shall not be applicable to any Credit Party’s individual liability for the payment and performance of any liabilities and obligations under any other New Loan Document (including any pledge agreement or guaranty) to which such Credit Party is a direct party. With respect to the liability of Credit Parties hereunder, Lender agrees to seek payment of any financial Obligations (other than principal and interest payments) from Borrower but in the event Borrower fails to pay within five (5) days, then Lender shall be entitled to pursue its right to such payment from Borrower and/or Credit Parties. Lender further agrees that, with respect to any liability or obligation of a Credit Party under this Credit Agreement or any other New Loan Document, Lender’s only recourse shall be against the Credit Party itself and any Collateral provided by the Credit Party. In this regard, Lender hereby acknowledges that, except for distributions actually made by a Credit Party to an Individual(s) (defined below), it is not looking to any constituent member or other equity owner who is a natural person, or any manager, officer, director, employee or other individual representative of any Credit Party (“Individuals”) for recourse, and waives any rights it may have, by virtue of alter ego, “piercing the veil,” undercapitalization, failure to observe corporate or limited liability company formalities, or any other legal theory, to pursue causes of action under this Credit Agreement or any other New Loan Document against any of the Individuals.

1.11 Access. Borrower and each Credit Party (other than Ganesha) shall, during normal business hours, from time to time upon two (2) Business Days’ prior notice as frequently as Lender reasonably determines to be appropriate: (a) provide Lender and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of Borrower and each Credit Party, (b) permit Lender, and any of its officers, employees and agents, to inspect, audit and make extracts from Borrower’s and Credit Party’s respective books and records, and (c) permit Lender, and its officers, employees and agents, to inspect, review and evaluate the Collateral. Any access under this Section shall be granted and conducted only in compliance with all federal and California state patient and medical record confidentiality laws. If an Event of Default has occurred and is continuing, Borrower and each Credit Party shall provide such access to Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall use commercially reasonable efforts to provide Lender with access to their suppliers and customers. Borrower and each Credit Party shall make available to Lender and its counsel reasonably promptly originals or copies of all books and records that Lender may reasonably request. Each Borrower and each Credit Party shall deliver any document or instrument necessary for Lender, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for Borrower or any Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower or any Credit Party.

1.12 No Deduction for Taxes. Any and all payments by Borrower hereunder in accordance with this Section 1.12 (No Deduction for Taxes) shall be made free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.12 (No Deduction for Taxes)) Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) Borrower shall make such deductions, and (c) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

1.13 Capital Adequacy; Increased Costs; Illegality.

(a) Capital Adequacy. If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements, in each case, adopted after the Closing Date, by any Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower shall be presumptive evidence of the matters set forth therein.

(b) Increased Costs. If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining the New Loan, then Borrower shall from time to time, upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall be presumptive evidence of the matters set forth therein. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.13(b) (Increased Costs). No amounts due from Borrower under Sections 1.13(a) and (b) (Capital Adequacy; Increased Costs) shall be amounts attributable to Lender’s non-compliance with any requirement of any Governmental Authority.

1.14 Post-Closing Obligation - ALTA Surveys of Hospital Facilities. Within thirty (30) calendar days of the Closing Date, Borrower agrees to and shall, at its own cost and expense, cause to be prepared and delivered to Lender an ALTA survey of each of the four (4) Hospital Facilities prepared by a licensed civil engineer since the Closing Date. Each ALTA survey shall contain such terms and conditions and such surveyor’s requirements and certifications that Lender may require in its reasonable discretion. Borrower’s failure to timely comply with this provision will constitute a material event of default under the New Loan Documents.

1.15 Observer Status of Borrower’s Board of Directors. Until the New Loan is paid in full and satisfied, Borrower hereby grants Lender non-voting observer status with respect to all meetings of the board of directors and all meetings of shareholders of Borrower. Concurrently with delivery of all notices of meetings and agendas to its directors and shareholders, Borrower agrees to and shall deliver a copy of each such notice to Lender.

2. CONDITIONS PRECEDENT

2.1 Conditions Precedent to the Closing Date. Lender shall not be obligated to take, fulfill, or perform any action hereunder until the following conditions precedent have been satisfied or provided for in a manner satisfactory to Lender, in its sole discretion, or waived in writing by Lender:

(a) Credit Agreement; Other New Loan Documents; Annexes E through M. This Agreement or counterparts hereof shall have been duly executed by and delivered to Lender by Borrower and each Credit Party; Lender shall have received from Borrower and each of the Credit Parties the original, executed of all other New Loan Documents, as applicable; and Lender shall have received each of the original, executed Annexes E through M from Borrower and each Credit Party, as applicable.

(b) Payment of Fees and Costs. Borrower shall have paid Lender for all Fees (if any), and reimbursed Lender for all Lender’s Costs including but not limited to attorneys’ fees and costs and expenses of Lender, presented as of the Closing Date. Borrower hereby covenants and agrees to pay any Lender’s Costs invoiced to Borrower after the Closing Date within ten (10) calendar days of the receipt of an invoice therefor.

(c) Legal Opinions. On or before the Effective Date:

(i) Legal counsel for WMC-SA, WMC-A, Coastal and Chapman shall have executed and delivered to Lender a legal opinion regarding the transactions contemplated hereby with respect to California law (including, but not limited to, due formation, and such other matters as Lender may require), in form and content acceptable to Lender in its sole and absolute discretion.

(ii) Legal counsel for Borrower shall have executed and delivered to Lender a legal opinion regarding the transactions contemplated hereby with respect to Nevada law (including, but not limited to, due formation, compliance with law, enforceability of the New Loan Documents for Borrower and all Credit Parties, choice of law, usury opinion, compliance with law, capitalization opinion for the Borrower, and such other matters as Lender may require), in form and content acceptable to Lender in its sole and absolute discretion.

(iii) Legal counsel for Ganesha shall have executed and delivered to Lender a legal opinion regarding the Pledge Agreement (Ganesha) with respect to California law (including, but not limited to, due formation, compliance with law, enforceability of the Pledge Agreement (Ganesha), choice of law, and such other matters as Lender may require), in form and content acceptable to Lender in its sole and absolute discretion.

(iv) Legal counsel for PCHI and West Coast shall have executed and delivered to Lender a legal opinion regarding the transactions contemplated hereby with respect to California law (including, but not limited to, due formation, compliance with law, and such other matters as Lender may require), in form and content acceptable to Lender in its sole and absolute discretion.

(v) Legal counsel for OC-PIN shall have executed and delivered to Lender a legal opinion regarding the transactions contemplated hereby with respect to Nevada law (including, but not limited to, due formation, compliance with law, enforceability of the New Loan Documents, choice of law, and such other matters as Lender may require), in form and content acceptable to Lender in its sole and absolute discretion.

(d) $4,300,000 In New Capital. Within the thirty (30) calendar day period prior to the Effective Date of this Agreement, OC-PIN agrees to and shall contribute to Borrower new capital in the amount of $4,300,000.

(e) Mandatory $5,000,000 Prepayment. On the Closing Date, from the proceeds of the New Loan, Borrower agrees to and shall pay Lender the amount of $5,000,000 in good and drawable funds, as and for the mandatory prepayment of principal against the Acquisition Loan required by Section 1.2(b)(ii) of the Original Credit Agreement.

2.2 Further Conditions Precedent to Loans. The obligations of Lender to make the New Loan to Borrower shall be subject to the following additional and further conditions precedent:

(a) Occurrence of the Closing Date. The Closing Date shall occur on or before November 30, 2005.

(b) No Material Adverse Effect. No event or circumstance shall have occurred that has or reasonably could be expected to have a Material Adverse Effect.

(c) No Misrepresentations. No representation or warranty by Borrower or any Credit Party contained herein or in any other New Loan Document shall be untrue or incorrect.

(d) Amendment No. 1 to Original Credit Agreement. On the Effective Date of this Agreement, each of the Borrowers, Credit Parties and Guarantors under the Original Credit Agreement shall execute and deliver to Lender Amendment No. 1 to [Original] Credit Agreement, in form and content acceptable to Lender in its sole discretion.

3. REPRESENTATIONS AND WARRANTIES. To induce Lender to make the New Loan, Borrower and the Credit Parties (except Ganesha) make the following representations and warranties to Lender, each and all of which shall survive the execution and delivery of this Agreement:

3.1 Corporate Existence; Compliance with Applicable Laws. Borrower is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (b) is duly qualified to conduct business and is in good standing in the State of California; (c) has the requisite power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has or has applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its bylaws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all other Applicable Laws.

3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, Borrower’s name as it appears in official filings in the States of Nevada and California and the current location of Borrower’s chief executive office is set forth in Disclosure Schedule 3.2. In addition, Disclosure Schedule 3.2 lists the federal employer identification number of Borrower and of each Credit Party.

3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Borrower and each Credit Party of the New Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person’s bylaws or operating agreements; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Lender pursuant to the New Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person. Each of the New Loan Documents and each of Annexes E through M shall be duly executed and delivered by Borrower and each Credit Party and each Guarantor that is a party thereto and each such New Loan Document and Annex shall constitute a legal, valid and binding obligation of Borrower and each such Credit Party and each such Guarantor enforceable against it in accordance with its terms.

3.4 Financial Statements. All Financial Statements delivered to Lender by Borrower that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of Borrower as of the dates thereof and the results of their operations and cash flows for the periods then ended.

(a) Financial Statements. The Financial Statements which have been delivered by Borrower to Lender with respect to Borrower on or before the date hereof are comprised of:

(i) The consolidated, unaudited balance sheets of Borrower as of December 31, 2004, and the related statements of income and cash flows of Borrower for the Fiscal Year then ended.

(ii) The unaudited balance sheet(s) at September 30, 2005 of Borrower and the related consolidated statement(s) of income and cash flows of Borrower for the three Fiscal Quarters then ended.

3.5 Material Adverse Effect. Between the respective dates of organization or formation for Borrower and each Credit Party, and the Closing Date: (a) to the best of Borrower’s knowledge after due inquiry, and to the best of each Credit Party’s knowledge, there has not been any material increase in contingent or noncontingent liabilities, liabilities for Charges, or obligations with respect to long-term leases or unusual forward or long-term commitments, in each case considered as a whole, except for the Original Loan, (b) to the best of Borrower’s knowledge after due inquiry, and to the best of each Credit Party’s knowledge, there has not been any material decrease in the assets of Borrower or any Credit Party, considered as a whole, (c) except for the Original Credit Agreement, no contract, lease or other agreement or instrument has been entered into by Borrower or any Credit Party or has become binding upon Borrower’s or any Credit Party’s assets and, to the knowledge of any Borrower or Credit Party, no law or regulation applicable to Borrower or to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, (d) Borrower or the Credit Parties are not in default and to the best of Borrower’s knowledge after due inquiry, and to the best of each Credit Party’s knowledge, Borrower is not in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect other than as described in Disclosure Schedule 3.5 (Material Adverse Effect). Other than as described in Disclosure Schedule 3.5, as of the date of this Agreement, to the best of Borrower’s knowledge after due inquiry, and to the best of each Credit Party’s knowledge, no event has occurred, that alone or together with other events, has had, or could reasonably be expected to have, a Material Adverse Effect.

3.6 Ownership of Collateral; No Liens. As of the Closing Date, Borrower owns good and marketable title to the Collateral. Except for the Liens in favor of the Original Lender and the Permitted Encumbrances, the Collateral is not subject to any Liens and there are no facts, circumstances or conditions known to Borrower or any Credit Party that may result in any Liens.

3.7 Labor Matters. Except as set forth on Disclosure Schedule 3.7, as of the Closing Date, (a) no strikes or other material labor disputes against Borrower or any Credit Party are pending or, to Borrower’s or Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of Borrower and each Credit Party comply with the Fair Labor Standards Act and other Applicable Laws; (c) all payments due from Borrower or any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) neither Borrower nor any Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement unless true and complete copies of any agreements described on Disclosure Schedule 3.7 have been delivered to Lender; (e) there is no organizing activity involving Borrower or any Credit Party pending or, to Borrower’s or any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) except as otherwise disclosed on Disclosure Schedule 3.7, there are no representation proceedings pending or, to Borrower’s or any Credit Party’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or any Credit Party has made a pending demand for recognition; and (g) there are no material complaints or charges against Borrower or any Credit Party pending or, to the knowledge of Borrower or any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any Credit Party of any individual.

3.8 Outstanding Stock. All of the issued and outstanding Stock of Borrower will on the Closing Date be owned by the Persons in the amounts and percentages set forth in Disclosure Schedule 3.8. Except as set forth in Disclosure Schedule 3.8 and excluding the Warrant in favor of Lender in the form of Exhibit “E” attached hereto, as of the Closing Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue, sell, repurchase or redeem any of its Stock. All outstanding Indebtedness and Guaranteed Indebtedness of Borrower as of the Closing Date is identified in Section 6.4 (Indebtedness) as described in Disclosure Schedule 6.4.

3.9 Government Regulation. Neither Borrower nor any Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. Neither Borrower nor any Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the New Loan by Lender to Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission or other Applicable Laws binding on Borrower or on any Credit Party.

3.10 Margin Regulations. Neither Borrower nor any Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. Neither Borrower nor any Credit Party owns any margin stock, and none of the proceeds of the New Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any stock or for any other purpose that might cause the New Loan to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. Neither Borrower nor any Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11 Taxes.

Except as described in Disclosure Schedule 3.11, all Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by Borrower or by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof excluding Charges or other amounts being contested in accordance with Section 5.5(b) (Payment of Charges) and unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of $100,000 in the aggregate. Proper and accurate amounts have been withheld by Borrower for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule 3.11 sets forth as of the Closing Date those taxable years for which Borrower or any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule 3.11, as of the Closing Date, neither Borrower nor any Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of Borrower or the Credit Parties are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to Borrower’s and each Credit Party’s knowledge, as a transferee. As of the Closing Date, neither Borrower nor any Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise.

3.12 No Litigation. Except as set forth in Disclosure Schedule 3.12, no action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of Borrower or any Credit Party, threatened against Borrower or any Credit Party, before any court or Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges the right or power of Borrower or any Credit Party to enter into or perform any of its obligations under the New Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to Borrower or any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule 3.12, as of the Closing Date there is no Litigation pending or, to Borrower’s or any Credit Party’s knowledge, threatened, that seeks damages in excess of One Hundred Thousand Dollars ($100,000) or injunctive relief against, or alleges criminal misconduct of, Borrower or any Credit Party.

3.13 Brokers. Except as set forth on Disclosure Schedule 3.13, no broker or finder brought about the obtaining, making or closing of the New Loan, and neither Borrower nor any Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.14 Full Disclosure. No information contained in this Agreement, any of the other New Loan Documents or Financial Statements or other written reports from time to time prepared by Borrower or any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of Borrower or any Credit Party to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.15 Environmental Matters.

(a) Except as set forth in Disclosure Schedule 3.15, as of the Closing Date, to their knowledge: (i) Borrower and the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (ii) Borrower and the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (iii) neither Borrower nor any Credit Party is or will be involved in operations or knows of any facts, circumstances or conditions, including any Release of Hazardous Materials, that are likely to result in any Environmental Liabilities of Borrower or any Credit Party which could reasonably be expected to exceed $100,000; (iv) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, Borrower or any Credit Party; and (v) no notice has been received by Borrower or any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of Borrower and the Credit Parties, there are no facts, circumstances or conditions that may result in Borrower or any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes.

(b) Borrower and each Credit Party hereby acknowledge and agree that Lender (i) is not now, and has not ever been, in control of Borrower’s or such Credit Party’s assets (including its real estate) or Borrower’s or Credit Party’s affairs, and (ii) does not have the capacity through the provisions of the New Loan Documents or otherwise to influence Borrower or any Credit Party’s conduct with respect to the ownership, operation or management of any of its real estate or compliance with Environmental Laws or Environmental Permits.

3.16 Insurance. Disclosure Schedule 3.16 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by Borrower and each Credit Party, as well as a brief description thereof.

3.17 Bonding; Licenses. Except as set forth on Disclosure Schedule 3.17, as of the Closing Date, neither Borrower nor any Credit Party is a party to or bound by any material surety bond agreement or material bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

3.18 Solvency. Both before and after giving effect to (a) the New Loan to be made or incurred on the Closing Date, (b) the disbursement of the proceeds of the New Loan pursuant to the instructions of Borrower; and (c) the payment and accrual of all transaction costs in connection with the foregoing, Borrower is and will be Solvent.

3.19 Operating Permits, Licenses and Consents. Immediately following the full consummation of the transactions contemplated by this Agreement, Borrower and the Credit Parties shall have sufficient Governmental Authority, operating permits, licenses and consents necessary to fully operate the Hospital Facilities in the same manner as they were operating by Borrower and the Credit Parties prior to the consummation of this Agreement.

4. FINANCIAL STATEMENTS

4.1 Reports and Notices. Borrower and each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall cause Borrower to deliver to Lender the Financial Statements, notices and other information at the times, to the Persons and in the manner set forth in Annex B (Notice Addresses).

4.2 Communication with Accountants. Borrower and each Credit Party executing this Agreement authorizes Lender, so long as an Event of Default has occurred and is continuing, following reasonable notice to Borrower, to communicate directly with all independent certified public accountants of Borrower, and Borrower authorizes and shall instruct those accountants to communicate to Lender any and all financial statements and supporting financial documentation relating to Borrower or any Credit Party with respect to the business, results of operations and financial condition of Borrower and any Credit Party.

5. AFFIRMATIVE COVENANTS. Between the Effective Date and the Termination Date, without first receiving the prior written consent of Lender, which consent will not be unreasonably withheld, Borrower and each Credit Party (other than Ganesha) agrees as follows:

5.1 ALTA Surveys of Hospital Facilities. Within thirty (30) calendar days of the Closing Date, Borrower agrees to and shall, at its own cost and expense, cause to be prepared and delivered to Lender an ALTA survey of each of the Hospital Facilities prepared by a licensed civil engineer since the Closing Date. Each ALTA survey shall contain such terms and conditions and such surveyor’s requirements and certifications that Lender may require in its reasonable discretion. Borrower’s failure to timely comply with this provision will constitute a material event of default under the New Loan Documents.

5.2 Maintenance of Existence and Conduct of Business. Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights; continue to conduct its business substantially as conducted prior to the Closing Date, anticipated to be conducted, or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties necessary to the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

5.3 Payment of Charges.

(a) Obligation to Pay Charges. Subject to Section 5.3(b) (Right to Contest Charges), Borrower shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to Taxes, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $100,000.

(b) Right to Contest Charges. Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.3(a) (Obligation to Pay Charges); provided, that (i) adequate reserves with respect to such contest are maintained on the books of Borrower, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) Borrower shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence reasonably acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or the conditions set forth in this Section 5.3(b) (Right to Contest Charges) are no longer met.

5.4 Books and Records. Borrower shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP (except as otherwise disclosed on the Financial Statements).

5.5 Insurance; Damage to or Destruction of Collateral.

(a) Insurance. Borrower shall, at its sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 3.16 as in effect on the date hereof or may obtain and maintain other policies of insurance in form and amounts and with insurers reasonably acceptable to Lender. All policies of insurance (or the loss payable and additional insured endorsements delivered to Lender) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Lender in the event of any non-renewal, cancellation or amendment of any such insurance policy. If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Lender deems advisable. Lender shall have no obligation to obtain insurance for Borrower or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from Borrower’s failure to maintain such insurance or pay any premiums therefore. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral, and shall bear interest at the Default Rate until paid in full to Lender.

(b) Lender’s Insurance Rights. Lender reserves the right at any time upon any change in Borrower’s risk profile (including any laws affecting the potential liability of Borrower) to require additional forms and limits of insurance to, in Lender’s reasonable opinion, adequately protect Lender’s interests and Lien in all or any portion of the Collateral and to ensure that Borrower are protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Lender, Borrower shall to deliver to Lender from time to time a report of a reputable insurance broker, reasonably satisfactory to Lender, with respect to its insurance policies.

(c) Endorsements. Borrower shall deliver to Lender, in form and substance reasonably satisfactory to Lender, endorsements to all general liability and other liability policies naming Lender, as additional insured. Borrower shall irrevocably make, constitute and appoint Lender and Lender’s Representative, so long as any Default or Event of Default has occurred and is continuing, as Borrower’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under all policies of insurance, endorsing the name of Borrower on any check or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. After deducting from such proceeds (i) the expenses incurred by Lender in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than Lender), Lender may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.8 (Application of Payments).

5.6 Compliance with Applicable Laws. Borrower shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA, labor laws, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.7 Supplemental Disclosure. From time to time as may be reasonably requested by Lender, Borrower shall supplement each Disclosure Schedule hereto, or any representation herein or in any other New Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lender in writing, and (b) no supplement shall be required or permitted as to representations and warranties that expressly relate only to the Closing Date.

5.8 Intellectual Property. Borrower and each Credit Party will conduct their business and affairs without infringement of or interference with any Intellectual Property of any other Person.

5.9 Environmental Matters. Borrower shall cause each Person within their control to: (a) conduct their operations and keep and maintain their real estate and interests in real estate in compliance with all Environmental Laws and Environmental Permits; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its real estate in all material respects; (c) notify Lender promptly after Borrower become aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any of the Hospital Facilities or any other real estate that is reasonably likely to result in Environmental Liabilities of Borrower in excess of $100,000; and (d) promptly forward to Lender a copy of any order, notice, request for information or any communication or report received by Borrower or any Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by Borrower or any Environmental Liability of Borrower arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of the Hospital Facilities or any of its other real estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then Borrower shall, upon Lender’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower’s expense, as Lender may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Lender and shall be in form and substance reasonably acceptable to Lender, and (ii) if Borrower shall not have timely performed such environmental audits, permit Lender or its representatives to have access to all real estate for the purpose of conducting such environmental audits and testing as Lender reasonably deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Lender for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

5.10 Further Assurances. Borrower and each Credit Party agrees that it shall, at Borrower’s or Credit Party’s expense and upon the reasonable request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement and each New Loan Document.

5.11 Operation of Hospital Facilities. Borrower, WMC-SA, WMC-A, Coastal and Chapman shall have and maintain at all times from the Closing Date until the Obligations have been paid in full, sufficient approvals, consents, and permits from all necessary Governmental Authorities to fully operate each of the Hospital Facilities in accordance with Applicable Laws. Borrower, WMC-SA, WMC-A, Coastal and Chapman shall use their respective best efforts and use appropriate diligence to secure all approvals, consents and permits as and when required by Applicable Laws to fully operate the Hospital Facilities.

6. NEGATIVE COVENANTS. Between the Effective Date and the Termination Date, Borrower and each Credit Party jointly and severally covenant and agree as follows:

6.1 Specific Covenants. Borrower and each Credit Party (except Ganesha) shall not, directly or indirectly, take any of the following acts, or authorize or permit any of the following acts to occur, without first receiving the prior written consent of Lender, which consent will not be unreasonably withheld:

(a) Borrower shall not authorize issuance of additional shares of common stock or preferred stock, or issue any treasury stock, if said issuance would reduce the number of shares held as treasury stock below the number of treasury shares required by the Warrant attached hereto as Exhibit “E”.

(b) Except for the Warrant attached hereto as Exhibit “E”, the Warrants heretofore granted to Dr. Chaudhuri and Bill Thomas, and the Stock Option granted by Borrower to OC-PIN dated October 31, 2005, Borrower shall not grant preferences to holders of common stock or preferred stock or membership interests, or grant or issue warrants or options to acquire common stock or preferred stock or membership interests (except to Borrower’s employees in the ordinary and normal course of business), or issue dividends or make distributions of any kind.

(c) Increase or decrease the number of members on the board of directors of any Borrower or increase or decrease the number of managers or managing members of any Credit Party or Guarantor.

(d) Amend, modify or change any term or provision of its articles of incorporation, or bylaws, or articles of organization, or operating agreement.

(e) Excluding encumbrances in favor of the Original Lender or which constitute Permitted Encumbrances, finance, refinance or encumber any real or personal property unless the purpose for said finance or refinance is to pay in full the New Loan when due.

(f) Acquire, merge or consolidate with any other Person.

(g) Take, permit, authorize or suffer a Change or Control.

(h) Other than in favor of the Original Lender, grant a security interest in any of its shares of capital Stock or membership interests.

(i) Unless otherwise permitted by the Original Credit Agreement with respect to the 999 North Tustin Avenue medical office building in Santa Ana, California, sell, transfer, assign, convey, lease, sublease (for a period longer than five (5) years), or otherwise transfer, or agree to sell, transfer, assign, convey, lease or sublease (for a period longer than five (5) years), or otherwise transfer, any interest in any real property or improvements (together “Real Property Assets”) owned, controlled, leased or subleased by Borrower or Credit Parties as of the Effective Date hereof.

(j) Increase, decrease, change, amend, modify, expand or contract on the power or authority of any officer, director, manager, member or managing member of the entity of which any Borrower or Credit Party is comprised.

(k) Amend, modify, alter or change any shareholders agreement or voting trust existing as of the Effective Date hereof.

(l) Change its name as it appears in official filings in the state of its incorporation or other organization.

(m) Change its chief executive office, principal place of business, corporate office or location at which the location of its business records are currently located.

(n) Change it’s type of business entity.

(o) Change its organization identification number, if any, issued by its state of incorporation or other organization.

(p) Change its state of incorporation or organization or incorporate or organize in any additional jurisdictions.

(q) Appoint a new person as an officer, director, member or manager.

(r) Terminate any person as an officer, director, member or manager.

6.2 Mergers, Subsidiaries, Etc. Borrower shall not, directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary in addition to the existing Subsidiaries of Borrower; or (ii) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person.

6.3 Investments; Loans and Advances. Except as otherwise permitted by Section 6.2 in the Original Credit Agreement, Borrower shall not make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise.

6.4 Indebtedness.

(a) Borrower shall not create, incur or assume any Indebtedness, except (without duplication) (i) the Original Loan; (ii) Indebtedness created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures or other capital assets acquired by any Borrower in the ordinary course of business; (iii) the New Loan; (iv) unsecured Indebtedness (other than Funded Debt) incurred in the ordinary course of the Borrower respective business; and (v) Indebtedness described on Disclosure Schedule 6.4.
(b) Other than as permitted under the Original Credit Agreement with respect to prepayments of the Original Loan, Borrower shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Funded Debt prior to its scheduled due date.

6.5 Employee Loans and Affiliate Transactions. Borrower shall not enter into or be a party to any transaction with any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of Borrower business and upon fair and reasonable terms that are no less favorable to either Borrower than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of either Borrower. Borrower shall not enter into any lending or borrowing transaction with any employees of Borrower, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs, pension plan advances, and similar purposes.

6.6 No Sale or Transfer of Collateral. Except in the ordinary course of business, Borrower shall not sell, transfer, convey, assign, license or otherwise dispose of any interest in Collateral.

6.7 ERISA. Borrower shall not cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $100,000 in the aggregate.

6.8 Hazardous Materials. Borrower shall not cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Hospital Facilities or any of their other real estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Hospital Facilities or their other real estate, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

6.9 Restricted Payments. Borrower shall not make any Restricted Payment, except (a) employee loans permitted under Section 6.5 (Employee Loans and Affiliate Transactions), and (b) so long as no Event of Default shall have occurred and is continuing, dividends and distributions by Borrower to its Shareholders.

7. TERM

7.1 Termination. The terms, conditions, covenants and provisions set forth in this Agreement shall be in force and effect until the date when the New Loan and other Obligations set forth in this Agreement have been paid in full and satisfied.

7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the New Loan Documents, no termination or cancellation (regardless of cause or procedure) of any term, condition, covenant or provision of this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the Credit Parties or the rights of Lender relating to any unpaid portion of the New Loan or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Maturity Date. Except as otherwise expressly provided herein or in any other New Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower and the Credit Parties, and all rights of Lender, all as contained in the New Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 13 (Miscellaneous), the payment obligations under Article 1 (Amount and Terms of New Loan), and the indemnities contained in the New Loan Documents shall survive the Maturity Date.

7.3 Payment of Obligations. Upon payment in full in cash of the New Loan and performance of all of the Obligations (other than indemnification Obligations), and a release of all claims against Lender, and so long as no suits, actions, proceedings or claims are pending against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Lender shall deliver to Borrower termination statements, Lien releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

8. INJUNCTIVE RELIEF; LENDER LIABILITY CLAIMS; RELINQUISHMENT  OF KNOWN AND UNKNOWN CLAIMS; COVENANTS NOT TO SUE.

8.1 Injunctive Relief. Subject to the last sentence of this Section 8.1, Borrower and each Credit Party, together with their respective officers, directors, shareholders, members, managers, employees, agents, representatives and assigns (collectively the “Borrower Releasing Parties”) hereby fully, forever and irrevocably release, waive and relinquish their right to file or record a lis pendens against any of the Hospital Facilities, or file in any court in any venue any legal action or proceeding (including but not limited to a complaint to enjoin foreclosure, or an order to show cause, or a complaint to set aside foreclosure sale, or an action to quiet title, or an action to cancel one or more of the New Loan Documents) against Lender, the purpose of which is to directly or indirectly procure from any court or tribunal issuance of a temporary restraining order, or a preliminary injunction, or a permanent injunction, or any other equitable relief (collectively, “Injunctive Relief”) which seeks to prohibit or prevent Lender (a) from conducting a sale of the Collateral at a public auction as permitted by the power of sale provisions or the California Uniform Commercial Code, or (b) from attaching or garnishing or seeking any other provisional remedy against any real or personal property of any Borrower or Credit Party, or (c) from taking any other action or pursuing any other right or remedy that Lender is permitted to pursue under the New Loan Documents, or in law or equity. Notwithstanding the foregoing, the releases, waivers and relinquishments set forth in this Section 8.1 shall apply only to Injunctive Relief based on alleged acts or omissions of Lender which occurred prior to the Effective Date of this Agreement.

8.2 Lender Liability Claims. Each of the Borrower Releasing Parties hereby fully, forever and irrevocably release, waive and relinquish any claim or cause of action (collectively, “Lender Liability Claims”) that the Borrower Releasing Parties now have or in the future may have against Lender to the effect that, prior to the Effective Date of this Agreement: (a) Lender committed a breach or default under any of the New Loan Documents, or (b) Lender conspired with the executive officers of IHHI to deprive OC-PIN of its stock ownership in IHHI or otherwise inflicted any actionable damage on OC-PIN, or (c) Lender committed an act not permitted by the New Loan Documents or applicable law, or (d) Lender omitted to take an act required by the New Loan Documents or under applicable law, or (e) any of the New Loan Documents (including, but not limited to, the PCHI Guaranty and the OC-PIN Guaranty) are invalid or unenforceable in whole or in part for any reason, or (f) Lender suggested, implied, induced, cajoled or required that IHHI include any terms or conditions in any agreements between IHHI and OC-PIN, or (g) Lender suggested, implied, induced, cajoled or required that IHHI not include any terms or conditions in any agreements between IHHI and OC-PIN, or (h) Lender improperly interfered with or improperly exercised any control over the Borrower, or (i) that Lender breached in any way any alleged duty of good faith or fair dealing, or any alleged duty of commercial reasonableness, or any quasi-duty, or any implied duty, or (j) that Lender committed any unlawful, unfair or fraudulent business act or practice, or (k) that Lender engaged in any unfair, deceptive, untrue or misleading advertising, or (l) that Lender committed any act prohibited by California Business and Professions Code Section 17500, or (m) that Lender engaged in predatory lending practices, or (n) that Lender engaged in or committed any act or omission which constitutes fraud, duress, negligence, conversion, defamation or infliction of emotional distress, or (o) that Lender interfered with the prospective business advantage of any of the Borrowers, or (p) that Lender interfered with the contractual relations of Borrower, or (q) that Lender interfered with the prospective business advantage of any of the Credit Parties, or (r) that Lender interfered with the contractual relations of any of the Credit Parties.

8.3 Relinquishment of Known and Unknown Claims. In order to induce Lender to enter into this Agreement, effective upon the Effective Date of this Agreement, each of the Borrower Releasing Parties fully, forever and irrevocably releases, waives, relinquishes and discharges Lender, Medical Capital Corporation, Medical Provider Financial Corporation I, Medical Provider Financial Corporation II, and each of their Affiliates and each of their respective officers, directors, members, employees, attorneys, agents, and representatives (collectively, the “Lender Released Parties”) from any and all claims, rights, demands, debts, causes of action, charges, expenses, damages, attorneys’ fees and costs, obligations or liabilities of any and every kind, nature and character whatsoever, whether or not now known, suspected or unsuspected, which any of the Borrower Releasing Parties may have had, may now have or may in the future claim to have against the Lender Released Parties arising out of, or related in any manner to any alleged act or omission to act which occurred prior to the Effective Date of this Agreement.

The Borrower Releasing Parties hereto have been fully advised by their respective attorneys of the contents and effect of Section 1542 of the Civil Code of California (and its counterpart under Nevada law) upon the rights of each of them, which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect  to exist in his favor at the time of executing the release, which if known by him must  have materially affected his settlement with the debtor.

EACH OF THE BORROWER RELEASING PARTIES ACKNOWLEDGES THAT THEY MAY HAVE SUSTAINED DAMAGES, LOSSES, FEES, COSTS OR EXPENSES WHICH ARE PRESENTLY UNKNOWN AND UNSUSPECTED, AND, NOTWITHSTANDING THE PROVISIONS OF SECTION 1542 (AND ITS COUNTERPART UNDER NEVADA LAW), AND ARE EXPRESSLY WAIVING THE SAME. EACH OF THE BORROWER RELEASING PARTIES AGREES THAT IT INTENDS TO RELEASE EVEN UNKNOWN OR UNSUSPECTED CLAIMS. EACH OF THE BORROWER RELEASING PARTIES REPRESENTS THAT IT HAS CONSULTED WITH ITS LEGAL COUNSEL REGARDING ITS CLAIMS AND POTENTIAL CLAIMS AGAINST LENDER, AND HAS CAREFULLY READ AND UNDERSTAND ALL THE PROVISIONS OF THIS AGREEMENT, AND HAS VOLUNTARILY ENTERED INTO THIS AGREEMENT.

8.4 Covenants Not To Sue. Each of the Borrower Releasing Parties hereby promises, covenants and agrees not to sue any of the Lender Released Parties, and not to bring any legal action or proceeding of any kind against any of the Lender Released Parties, in any court or administrative proceeding, in any venue, which legal action or proceeding directly or indirectly seeks to (a) obtain or procure issuance of any temporary restraining order, or a preliminary injunction, or a permanent injunction, or any other equitable or provisional relief against any of the Lender Released Parties based on acts or omissions which occurred prior to the Effective Date of this Agreement, or (b) impose any Lender Liability Claims on or against any of the Lender Released Parties based on acts or omissions which occurred prior to the Effective Date of this Agreement, or (c) obtain or impose on any of the Lender Released Parties any Injunctive Relief based on acts or omissions which occurred prior to the Effective Date of this Agreement, or (d) which legal action or proceeding violates any covenant, condition, representation or warranty made by the Borrower Releasing Parties in this Agreement.

9. INDEMNIFICATION; RELEASE AND WAIVER; CONDITION PRECEDENT;  NON- RESPONSIBILITY.

9.1 General Indemnification. Borrower, each Credit Party and each Guarantor hereby jointly and severally agrees to and shall indemnify, defend, protect and hold Lender, Medical Capital Corporation, Medical Provider Financial Corporation I, Medical Provider Financial Corporation II, and each of their Affiliates, and each of their respective officers, directors, members, employees, attorneys, agents, and representatives (each, an “Indemnified Person”) free and harmless from and against any and all legal actions, suits, proceedings or claims brought or asserted against any Indemnified Person for damages, losses, liabilities and expenses (including reasonable attorneys’ fees, witness and expert witness fees, court fees and charges, and disbursements and other costs of investigation or defense, including those incurred upon any appeal or in any Bankruptcy Proceeding) directly or indirectly arising out of or relating to (a) the execution and delivery of the Original Credit Agreement by an Indemnified Person, (b) the execution and delivery of this Agreement by an Indemnified Person, (c) the execution and delivery of any Loan Document by an Indemnified Person, (d) the execution and delivery of any New Loan Document by an Indemnified Person, (e) the making of the Loan by an Indemnified Person, (f) the making of the New Loan by an Indemnified Person, or (g) any Lender Liability Claims brought or asserted against an Indemnified Person with respect to the Loan or New Loan. Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of all Credit Parties as Credit Parties pursuant to this Section 9.1 in the aggregate shall be limited to One Million Dollars ($1,000,000); provided, however, that such limitation shall not be applicable to any Credit Party’s individual liability for the payment and performance of any liabilities and obligations under any other New Loan Document (including any pledge agreement or guaranty) to which such Credit Party is a direct party. With respect to the liability of Credit Parties hereunder, Lender agrees to seek payment of any financial Obligations (other than principal and interest payments) from Borrower but in the event Borrower fails to pay within five (5) days, then Lender shall be entitled to pursue its right to such payment from Borrower and/or Credit Parties. Lender further agrees that, with respect to any liability or obligation of a Credit Party under this Credit Agreement or any other New Loan Document, Lender’s only recourse shall be against the Credit Party itself and any Collateral provided by the Credit Party. In this regard, Lender hereby acknowledges that, except for distributions actually made by a Credit Party to an Individual(s) (defined below), it is not looking to any constituent member or other equity owner who is a natural person, or any manager, officer, director, employee or other individual representative of any Credit Party (“Individuals”) for recourse, and waives any rights it may have, by virtue of alter ego, “piercing the veil,” undercapitalization, failure to observe corporate or limited liability company formalities, or any other legal theory, to pursue causes of action under this Agreement or any other New Loan Document against any of the Individuals.

9.2 Indemnification by OC-PIN and West Coast. OC-PIN and West Coast hereby jointly and severally agree to and shall indemnify, defend, protect and hold each of the Indemnified Persons free and harmless from and against any and all claims brought or asserted against any Indemnified Person for damages, losses, liabilities and expenses (including reasonable attorneys’ fees, witness and expert witness fees, court fees and charges, and disbursements and other costs of investigation or defense, including those incurred upon any appeal or in any Bankruptcy Proceeding) directly or indirectly arising out of or relating to any agreement or contract by and between KSR Medical Partners, LLC and any of the Borrower, Credit Parties or Guarantors, including but not limited to that certain litigation styled KSR Medical Partners, LLC v. Orange County Physicians Investment Group, LLC; West Coast Holdings, LLC, Anil V. Shah, M.D; and Does 1 through 30, Orange County Superior Court Case No. 05CC1091, or any subsequent claim, lawsuit or litigation brought by or on behalf of KSR Medical Partners, LLC.

9.3 Indemnification by Borrower and the Credit Parties. Borrower and the Credit Parties each hereby jointly and severally agree to and shall indemnify, defend, protect and hold each of the Indemnified Persons free and harmless from and against any and all claims brought or asserted against any Indemnified Person for damages, losses, liabilities and expenses (including reasonable attorneys’ fees, witness and expert witness fees, court fees and charges, and disbursements and other costs of investigation or defense, including those incurred upon any appeal or in any Bankruptcy Proceeding) directly or indirectly arising out of or relating to that certain litigation styled Satchmed Plaza Owners Association vs. UWMC Hospital Corporation, et al, Orange County Superior Court Case No. 05CC04210.

9.4 Indemnification by Borrower and OC-PIN. Borrower and OC-PIN each hereby jointly and severally agree to and shall indemnify, defend, protect and hold each of the Indemnified Persons free and harmless from and against any and all claims brought or asserted against any Indemnified Person for damages, losses, liabilities and expenses (including reasonable attorneys’ fees, witness and expert witness fees, court fees and charges, and disbursements and other costs of investigation or defense, including those incurred upon any appeal or in any Bankruptcy Proceeding) directly or indirectly arising out of or relating to (a) the sale by IHHI of its capital stock to OC-PIN pursuant to that certain Second Amendment to Stock Purchase Agreement dated October 31, 2005 by and between IHHI and OC-PIN (“Second Amendment”), (b) any claims, allegations, lawsuits or causes of action made or brought by KSR Medical Partners, LLC against any Indemnified Person alleging that any Indemnified Person aided, abetted, encouraged, coerced, persuaded or pressured OC-PIN to breach or default under any agreement or contract it had or may have had with KSR Medical Partners, LLC, (c) any claims, allegations, lawsuits and causes of action made or brought by KSR Medical Partners, LLC against any Indemnified Person alleging that any Indemnified Person tortuously interfered with, or otherwise interfered with, an existing contract between KSR Medical Partners, LLC and OC-PIN, and (d) any claims, allegations, lawsuits and causes of action made or brought by KSR Medical Partners, LLC against any Indemnified Person alleging that any Indemnified Person committed any other act, or omitted to take any other act, which directly or indirectly caused damage or injury to KSR Medical Partners, LLC.

9.5 Non-Responsibility. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR TO ANY NEW LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF HAVING EXECUTED THIS AGREEMENT OR AS A RESULT OF ANY CREDIT HAVING BEEN EXTENDED PURSUANT TO THE NEW LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

10.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an Event of Default hereunder:

(a) Borrower fails to make any payment of principal of or interest on the New Loan or any of the other Obligations within five (5) calendar days after the same is due and payable; provided, that if Borrower fails to make a payment within such five (5) calendar day period, interest at the Default Rate shall accrue from the due date for such payment.

(b) Borrower fails to pay or reimburse Lender for any expense or Lender’s Cost reimbursable hereunder or under any other New Loan Document within ten (10) calendar days following Lender’s demand for such reimbursement or payment of expenses; provided, that if Borrower fail to pay such amount within said ten (10) calendar day period, interest at the Default Rate shall accrue from the due date for such payment.

(c) Borrower fails, within thirty (30) calendar days of the Closing Date, to deliver to Lender an ALTA survey of each of the Hospital Facilities prepared by a licensed civil engineer since the Closing Date on the terms and conditions required by Section 5.3 of this Agreement.

(d) Borrower or any Credit Party fails or neglects to perform, keep or observe any of its agreements, covenants and conditions set forth in this Agreement or in any of the other New Loan Documents to be performed, kept or observed by it (other than any provision embodied in or covered by any other clause of this Section 10.1 (Events of Default)), and the same shall remain unremedied in whole or in part for fifteen (15) calendar days or more after the earlier of (i) Borrower or Credit Party’s, as applicable, actual knowledge thereof, or (ii) Borrower or Credit Party’s, as applicable, receipt of notice thereof from Lender.

(e) The Borrowers or any Credit Parties or any Guarantors under the Original Credit Agreement fail or neglect to perform, keep or observe any provision of the Original Loan Documents and the same shall remain unremedied in whole or in part for fifteen (15) calendar days or more after the earlier of (i) any of said Borrowers’ or Credit Party’s or Guarantor’s, as applicable, actual knowledge thereof, or (ii) any of said Borrowers’ or Credit Party's or Guarantors’, as applicable, receipt of notice thereof from Lender.

(f) Borrower or any Subsidiary shall fail to have in full force and effect and in good standing each license or permit necessary to the continuing operation of all of the Hospital Facilities.

(g) Any representation or warranty herein or in any other New Loan Document or in any written statement, report, Financial Statement or certificate made or delivered to Lender by Borrower or any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(h) Assets of Borrower or any Credit Party with a fair market value of $100,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or general assignee for the benefit of creditors of Borrower or any Credit Party and such condition continues for thirty (30) days or more.

(i) A case or proceeding is commenced against Borrower or any Credit Party seeking a decree or order in respect of such Borrower or such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Borrower or such Credit Party or for any substantial part of any Borrower or such Credit Party’s assets, or (iii) ordering the winding-up or liquidation of the affairs of Borrower or such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.

(j) Any Borrower or any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Borrower or such Credit Party or for any substantial part of any Borrower or such Credit Party’s assets, (iii) makes a general assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

(k) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate at any time are outstanding against Borrower or any of the Credit Parties (which judgments are not covered by insurance policies as to which liability has been accepted in writing by the insurance carrier), and the same are not, within thirty (30) calendar days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(l) Any material provision of any New Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or Borrower or any Credit Party shall challenge the enforceability of any New Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any material provision of any of the New Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any New Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(m) A Change of Control occurs with respect to Borrower or any of its Subsidiaries, or a Change of Control occurs with respect to any Credit Party (except Ganesha).

(n) A Material Adverse Effect shall exist as determined in the sole judgment of Lender.

(o) Larry Anderson or Bruce Mogel or Jim Ligon shall no longer be employees of IHHI and replacements acceptable to Lender in its reasonable discretion are not employed within thirty (30) calendar days of the date that either such Person is no longer employed by IHHI.

(p) Within the thirty (30) calendar day period prior to the Effective Date of this Agreement, OC-PIN shall have failed for any reason to have contributed to IHHI new capital in the amount of $4,300,000.

(q) Concurrent with the Closing Date, Borrower for any reason fails to pay Lender the amount of $5,000,000 in good and drawable funds, as and for the mandatory prepayment of principal against the Acquisition Loan required by Section 1.2(b)(ii) of the Original Credit Agreement.

(r) Between the Effective Date of this Agreement and the Maturity Date of the New Loan, Borrower for any reason fails to receive not less than $10,700,000 in new capital contributions. Said $10,700,000 in new capital contributions must consist of new capital contributed to Borrower by its shareholders and/or third-party investors; may not consist of funds directly or indirectly borrowed from any source by Borrower; and may not consist of funds directly or indirectly borrowed from any source by any Credit Party. Said $10,700,000 in new capital contributions shall be used to pay in full and retire all amounts due and owing under the New Loan, including but not limited to principal, interest and other costs, expenses, fees and charges due and owing to Lender.
(s) On or before the Effective Date of this Agreement, Borrower and the Credit Parties for any reason fail to execute and deliver to Lender each of the New Loan Documents.

(t) On or before the Maturity Date, Borrower for any reason fail to pay all amounts due and owing under the New Loan, in full.

(u) On or before the Maturity Date, Borrower for any reason fail to perform each and every of the Obligations.

10.2 Remedies.

(a) Increase Rate of Interest to Default Rate. If any Event of Default has occurred and is continuing, Lender may, without notice, increase the rate of interest applicable to the New Loan to the Default Rate.

(b) Charge Line of Credit Loan. If any Event of Default has occurred and is continuing, Lender may, without notice and without any obligation to do so, cure the Event of Default by charging all amounts due and owing hereunder to the Line of Credit Loan under the Original Loan Agreement.

(c) Exercise Warrant. If any Event of Default has occurred and is continuing, Lender and/or the Holder of the Warrant or any assignee or successor-in-interest of the Lender or Holder may exercise all of their rights under the Warrant as provided in this Section 10.2(c). If any Event of Default has occurred and is continuing, the Lender, the Holder (as defined in the Warrant) of the Warrant or any permitted successor or assign, as the case may be, may exercise its rights under the Warrant for the Shares (as such term is defined in the Warrant and subject to adjustment as provided therein). The Net Proceeds (as determined in Lender’s and/or Holder’s sole and absolute discretion) from any sale or retention of the Shares issued under the Warrant shall be applied (after payment of any sums, amounts, Lender’s Costs and Fees payable to the Lender pursuant to New Loan Documents ) to the payment of the Obligations in such order as the Lender may elect in its sole discretion. The parties hereto acknowledge and agree that the Warrant is being issued as collateral for the Obligations and any Net Proceeds derived by the Lender or Holder pursuant thereto shall constitute a credit against the Obligations as determined in Lender’s sole and absolute discretion. All of the Lender’s rights and remedies under this Section, the New Loan Documents and under applicable law, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Lender may deem expedient. The Lender or the Holder shall not be obligated to make any sale or other disposition unless the terms thereof shall be satisfactory to it as determined in Lender’s or Holder’s sole and absolute discretion. Upon payment in full of the Obligations, any surplus Net Proceeds, if any, thereafter remaining shall be paid to the Borrower, subject to the rights of any holder of a Lien on the Collateral of which the Lender or Holder has actual notice.

(d) Other Remedies. If any Event of Default has occurred and is continuing, Lender may, without notice: (i) declare all or any portion of the New Loan and/or the Obligations to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (ii) exercise any rights and remedies provided to Lender under any one or more of the New Loan Documents or any Guaranty, or at law or equity, including all remedies provided under the Code.

10.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default (unless specifically required in this Agreement), nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

11. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF LENDER

11.1 Assignment and Participations.

(a) Assignment by Lender to Qualified Assignee. Subject to the terms of this Section 11.1 (Assignment and Participations), Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the New Loan Documents, the New Loan or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the execution of an assignment agreement in form and content reasonably satisfactory to, and acknowledged by, Lender; and (ii) be conditioned on such assignee representing to Lender that it is purchasing the New Loan for its own account, for investment purposes and not with a view to the distribution thereof. In the case of an assignment by Lender under this Section 11.1 (Assignment by Lender to Qualified Assignee), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as Lender hereunder. The original Lender shall be relieved of its obligations hereunder with respect to the New Loan or portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender.” In the event Lender assigns or otherwise transfers all or any part of the Obligations, Lender shall so notify Borrower shall, upon the request of Lender, execute a new note or notes in exchange for the Notes (upon the same terms), if any, being assigned. Notwithstanding the foregoing provisions of this Section 11.1(a) (Assignment by Lender to Qualified Assignee), Lender may at any time pledge the Obligations held by it and Lender’s rights under this Agreement and the other New Loan Documents to a financial institution.

(b) Participations. Any participations by Lender of all or any part of this Agreement or the New Loan Documents shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participations, and that the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate payable with respect to, the New Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of the New Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other New Loan Documents). Solely for purposes of Section 1.10 (Indemnity), Section 1.12 (Taxes), and Section 1.13 (Capital Adequacy; Increased Costs; Illegality), Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant (in each case subject to the terms and conditions in such Sections applicable to Lender) and the participant shall be considered to be a “Lender.” Except as set forth in the preceding sentence neither Borrower nor any Credit Party shall have any obligation or duty to any participant.

(c) Cooperation to Effect Assignments and Participations. Borrower and each Credit Party shall assist Lender under this Section 11.1 (Assignment and Participations) as reasonably required to enable Lender to effectuate any such assignment or participations, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Lender, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Borrower and each Credit Party shall certify the correctness, completeness and accuracy, in all material respects of all descriptions of Borrower and the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

(d) Disclosures by Lender. Lender may furnish any information concerning Borrower and the Credit Parties in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants); provided that Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 13.10 (Confidentiality).

11.2 Lender’s Reliance, Etc. Neither Lender nor any of its Affiliates nor any of their respective directors, officers, employees or attorneys shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other New Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Lender: (a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Borrower or the Credit Parties and shall not be responsible to Borrower or the Credit Parties for any statements, warranties or representations made in or in connection with this Agreement or the other New Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other New Loan Documents on the part of Borrower and any Credit Party or to inspect the Collateral (including the books and records) of Borrower or any Credit Party; (d) shall not be responsible to Borrower or any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other New Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or the other New Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

12. SUCCESSORS AND ASSIGNS. This Agreement and the other New Loan Documents shall be binding on and shall inure to the benefit of Borrower and any Credit Party, Lender, and their respective successors and assigns (including, in the case of Borrower and any Credit Party, a debtor-in-possession on behalf of Borrower and any Credit Party), except as otherwise provided herein or therein. Borrower and the Credit Parties may not assign, transfer, hypothecate or otherwise convey their rights, benefits, obligations or duties hereunder or under any of the other New Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower and any Credit Party without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower and any Credit Party and Lender with respect to the transactions contemplated hereby and no person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other New Loan Documents.

13. MISCELLANEOUS

13.1 Complete Agreement; Modification of Agreement. This Agreement and the other New Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 13.2 (Amendments and Waivers). Any letter of interest, term sheet, commitment letter, fee letter or confidentiality agreement, if any, between Borrower or any Credit Party and Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

13.2 Amendments and Waivers. Except for actions expressly permitted to be taken by Lender, no amendment, modification, termination or waiver of any provision of this Agreement or any other New Loan Document, or any consent to any departure by Borrower or any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, Borrower and each Credit Party.

13.3 Fees and Expenses. Borrower and each of the Credit Parties (except Ganesha) shall reimburse Lender for (i) all Lender’s Costs, Fees, costs and expenses (including the reasonable fees and expenses of all of its outside attorneys, advisors, consultants and auditors), and (ii) all fees, costs and expenses, including the reasonable fees, costs and expenses of other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation, preparation and filing and/or recordation of the New Loan Documents, incurred in connection with any amendment, modification or waiver of, consent with respect to, or termination of, any of the New Loan Documents, or advice in connection with a breach or default under the New Loan or Lender’s rights hereunder or thereunder, or in connection with any of the following:

(a) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, this Agreement or any of the New Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower and/or any or all of the Credit Parties or any other Person that may be obligated to Lender by virtue of the New Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the New Loan during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (a) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct.

(b) Any attempt to enforce any remedies of Lender against any of Borrower and/or any or all of the Credit Parties or any other Person that may be obligated to Lender by virtue of any of the New Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the New Loan during the pendency of one or more Events of Default.

(c) Any workout or restructuring of the New Loan during the pendency of one or more Events of Default.

(d) Efforts to (i) monitor the New Loan or any of the other Obligations if a breach or default occurs or is continuing under the New Loan, (ii) evaluate, observe or assess any of any Borrower’s or any of the Credit Parties or their respective affairs if a breach or default occurs or is continuing under the New Loan, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (c) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 13.3 (Fees and Expenses), all of which shall be payable, on demand, by Borrower to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: Lender’s Costs, fees, costs and reasonable expenses of attorneys, accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

13.4 No Waiver. Lender’s failure, at any time or times, to require strict performance by Borrower and the Credit Parties of any provision of this Agreement or any other New Loan Document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 13.2 (Amendments and Waivers), none of the undertakings, agreements, warranties, covenants and representations of Borrower or any Credit Party contained in this Agreement or any of the other New Loan Documents and no Default or Event of Default by Borrower or any Credit Party shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by Lender, and directed to Borrower specifying such suspension or waiver.

13.5 Remedies. Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any other agreement, including the other New Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

13.6 Severability. Wherever possible, each provision of this Agreement and the other New Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other New Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other New Loan Document.

13.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other New Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other New Loan Documents, the provision contained in this Agreement shall govern and control.

13.8 Attorneys’ Fees; Indemnification.

(a)  Attorneys’ Fees. If any action or proceeding is brought by either party against the other party, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and costs incurred in connection with the prosecution or defense of such action. The foregoing includes, without limitation, attorneys’ fees and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, expert or other witness fees, copy and facsimile and telephone charges, courier and messenger charges, court costs, fees of charges of any arbitrator or mediator or arbitration or mediator service, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 U.S.C. 101 et seq., or any successor statutes. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall also include the fees and expenses of counsel to the parties hereto, which may include the allocable costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and fee billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

(b) Indemnification. Should Lender be made a party to any litigation instituted by Borrower against a Person other than Lender, or any litigation instituted against Borrower by any Person other than Lender, Borrower shall indemnify, defend, protect and hold harmless Lender from any and all loss, cost, liability, damage or expense incurred by Lender, including attorneys’ fees and costs, in connection with the litigation.

13.9 Time of the Essence. Time is of the essence in the performance of each and every term, condition and covenant of this Agreement.

13.10 Confidentiality. Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Borrower and the Credit Parties and designated as confidential (provided, that, all non-public financial information and financial projections provided by Borrower or any Credit Party shall be deemed confidential whether or not so designated as confidential) for a period of one (1) year following receipt thereof, except that Lender may disclose such information (a) to Persons employed or engaged by Lender so long as Lender has policies relative to the maintenance of confidential information; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.10 (Confidentiality) and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed (based on advice of counsel) by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the New Loan Documents or in connection with any Litigation relative to the New Loan Documents or the transactions related thereto to which Lender is a party; or (f) that ceases to be confidential through no fault of Lender. Notwithstanding the foregoing, Lender shall not use or disclose any patient related information which is protected under any federal or California state privacy or confidentiality laws, unless such use or disclosure would be legally permissible if done by any one of the Hospital Facilities. If Lender is required in any proceeding, by any court decree, subpoena or legal or administrative order or process, to disclose any such confidential information, Lender will use commercially reasonable efforts to give Borrower and Credit Parties, as applicable, prompt written notice of such request so that any Borrower or any Credit Party may seek an appropriate protective order. If in the absence of a protective order, Lender is compelled in a proceeding to disclose any such confidential information, Lender may disclose such portion of such confidential information that it is compelled to disclose; provided, however, that Lender shall use commercially reasonable efforts to provide Borrower and to Credit Parties, as applicable, written notice of the information to be disclosed as far in advance of its disclosure as is practicable.

13.11 GOVERNING LAW.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE NEW LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE NEW LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER AND EACH CREDIT PARTY AND LENDER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEVADA, CLARK COUNTY, CITY OF LAS VEGAS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG BORROWER AND THE CREDIT PARTIES ON THE ONE HAND, AND LENDER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER NEW LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER NEW LOAN DOCUMENTS; PROVIDED, THAT LENDER, BORROWER AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CLARK COUNTY, NEVADA; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER AND EACH CREDIT PARTY AND LENDER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER, EACH CREDIT PARTY AND LENDER HEREBY WAIVES ANY OBJECTION THAT ANY SUCH BORROWER OR SUCH CREDIT PARTY OR LENDER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER, EACH CREDIT PARTY AND LENDER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER, CREDIT PARTY OR TO LENDER AT THE ADDRESS SET FORTH IN ANNEX C OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER’S, SUCH CREDIT PARTY’S OR LENDER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

13.12 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 13.12 (Notices)); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex C (Notice Addresses) or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated in Annex C (Notice Addresses) to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

13.13 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

13.14 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

13.15 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER NEW LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

13.16 Press Releases and Related Matters. Borrower and each Credit Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Lender or its affiliates or referring to this Agreement or the other New Loan Documents without at least two (2) Business Days’ prior notice to Lender and without the prior written consent of Lender (which consent will not be unreasonably withheld) unless (and only to the extent that) Borrower or such Credit Party or Affiliate is required to do so under law, regulation or any applicable exchange rules or OTC bulletin board rules, then, in any event, Borrower, such Credit Party or Affiliate will use commercially reasonable efforts to consult with Lender before issuing such press release or other public disclosure. Borrower and each Credit Party consents to the publication by Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower’s name, product photographs, logo or trademark, without the prior written consent of such Borrower which shall not be unreasonably withheld, delayed or conditioned. Lender may provide to industry trade organizations information necessary and customary for inclusion in league table measurements unless such disclosure would violate or any applicable exchange rules or OTC bulletin board rules applicable to Borrower.

13.17 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower or any Credit Party for liquidation or reorganization, should Borrower or any Credit Party become insolvent or make a general assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower or any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,”“fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.18 Advice of Counsel. Each of the parties represents to each other party that it has discussed this Agreement and, specifically, the provisions of Section 13.11 (Governing Law) and Section 13.15 (Waiver of Jury Trial), with its counsel.

13.19 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.20 Fraudulent Transfer Laws. Anything to the contrary notwithstanding, if any Fraudulent Transfer Law is determined by a court of competent jurisdiction to be applicable to the obligation of Borrower or Credit Party hereunder, such obligations of Borrower or other Credit Party shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under said Fraudulent Transfer Laws, in each case after giving effect to all other liabilities of Borrower or Credit Party, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws of any rights to subrogation, reimbursement, indemnification or contribution of Borrower or other Credit Party pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution hereunder).

14. SURETYSHIP WAIVERS

14.1 Suretyship Waivers. Because each Credit Party is not a direct borrower from Lender under this Agreement, although the Loan directly and indirectly benefits each Person comprising the Credit Parties, it is possible that the Credit Parties could be construed as a guarantor or surety of Borrower and of each other and thereby have certain rights and remedies accorded to them that were not intended to be available to any of them. Accordingly, in order to induce the Lender to provide the New Loan, each Person which is a Credit Party for itself agrees as follows:

(a) Irrevocable Waivers. The waivers provided in this Section are intended to be irrevocable and to apply to all present and future Obligations of Borrower to Lender, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time, create new Obligations, after all or any prior Obligations have been satisfied, and notwithstanding the dissolution, liquidation or bankruptcy of Borrower, any Credit Party, any Guarantor of all or any portion of the Obligations, or other event or proceeding affecting any Borrower or any Guarantor of any portion of the Obligations.

(b) Separate and Independent Obligations of Credit Parties. The Obligations of the Credit Parties hereunder are separate and independent of (i) Borrower’s obligation to pay Lender principal and interest under the Notes and the other Obligations hereunder, and (ii) the liabilities and obligations of any Credit Party which is a Guarantor. A separate action or actions may be brought and prosecuted against one or more Credit Parties whether or not any action is brought and prosecuted against Borrower, all other Credit Parties, including any Credit Party which is a Guarantor, and whether or not Borrower and/or any Credit Party is or are joined in any such action or actions. Borrower and each Credit Party waives the benefit of any statute of limitations affecting the Obligations hereunder or the enforcement thereof.

(c) Authority of Lender. Each Credit Party authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to: (i) amend, alter, restate, replace, modify, renew, extend, accelerate or otherwise change the time for payment or the terms of the Obligations with Borrower, including increase or decrease the rate of interest thereon or the principal amount thereof; (ii) accept partial payments on the Obligations from Borrower or any Guarantor; (iii) accept new or additional documents, instruments or agreements relative to the Obligations; (iv) take and hold security or additional guaranties for the payment of the Obligations, and amend, alter, exchange, substitute, transfer, enforce, waive, subordinate, terminate, modify and release in any manner any such security or guaranties; (v) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine; (vi) release or substitute any one or more of any Guarantors; (vii) settle, release on terms satisfactory to Lender (or by operation of law or otherwise), compound, compromise, collect or otherwise liquidate any indebtedness or security in any manner, consent to the transfer of security and bid and purchase at any sale, without affecting or impairing the Obligations of Borrower or any Credit Party hereunder; or (viii) enforce any other right or remedy granted to Lender under this Agreement or under any of the other New Loan Documents or under any Guaranty. No such action which Lender shall take or fail to take in connection with this Agreement or any of the New Loan Documents, or any of them, or any security for the Obligations or other undertakings of Borrower, nor any course of dealing with Borrower or any Credit Party, or any course of dealing with any other person or legal entity, shall release any Borrower’s Obligations or any Credit Party’s responsibility hereunder, affect this Agreement or the other New Loan Documents in any way, or afford Borrower or any Credit Party any recourse against Lender. Without limiting the generality of the foregoing, Borrower agrees that this Agreement shall extend and be applicable to each new or replacement note delivered by Borrower pursuant thereto without notice to or further consent from any Credit Party.

(d) Waiver of Rights Against Lender. Borrower and Credit Parties waive any right to require Lender to: (i) proceed against Borrower under the Note, against any Guarantor, against any other Credit Party, or against anyone else; (ii) proceed against or exhaust any security for the Obligations, or to marshal assets or to marshal assets of any Person in any particular order; (iii) except as required by applicable law, give notice of the terms, time and place of any public or private sale of any real or personalty securing the Obligations; or (iv) pursue any other remedy in Lender’s power whatsoever. Each Person which is a Borrower, Guarantor or other Credit Party waives any defense arising by reason of any disability or other defense of Borrower, any Guarantor or any other Credit Party, or by reason of the cessation from any cause whatsoever of the liability of Borrower, any Guarantor or any other Credit Party, or by reason of any act or omission of Lender or other persons which directly or indirectly results in or aids the discharge or release of Borrower, any Guarantor or any other Credit Party, or any of the Obligations or any security therefor by operation of law or otherwise, or by reason of the amendment, modification, renewal, extension or other change in any of the Obligations. Each Credit Party waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional Obligations, and all other notices and demands of any kind and description now or hereafter provided for by any statute or rule of law, except for such notices and demands as specifically required by this Agreement. Borrower, each Guarantor and each Credit Party expressly waives any right whatsoever to, or right whatsoever to participate in, any security now or hereafter held by Lender, reimbursement, indemnity, exoneration, contribution or any other claim under local, state or federal law, including, without limitation, 11 U.S.C. ࿙547, which it may now or hereafter have against Borrower, any Guarantor or any Credit Party, or any other Person directly or contingently liable for the Obligations, or against or with respect to each Borrower’s property (including, without limitation, any Collateral under any of the New Loan Documents) arising from the existence or performance of this Agreement until all of the Obligations have been indefeasibly paid or satisfied in full.

(e) Representations and Warranties. Borrower, each Guarantor and each Credit Party represents and warrants to Lender that: (i) this Agreement is executed at Borrower’s, each Guarantor’s and each Credit Party’s request; (ii) Borrower, each Guarantor and each Credit Party has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower’s business and Borrower’s financial condition; and (iii) Borrower, each Guarantor and each Credit Party is now and will be completely familiar with the business, operation and financial condition of Borrower and its assets and of the business, operation and financial condition of the Hospital Facilities. Borrower, each Guarantor and each Credit Party hereby waives and relinquishes any duty on the part of Lender to disclose to any of said parties any matter, fact or thing relating to the business, operation or financial condition of Borrower and the Hospital Facilities now known or hereafter known by Lender during the Term of this Agreement. With respect to any present or future Obligations of Borrower to Lender, Lender need not inquire into the authority of Borrower, and any Obligations made or created in reliance upon the professed exercise of such powers.

(f) No Set-Off, Counterclaim, Etc. So long as any of the Obligations under this Agreement remain unpaid or undischarged, neither Guarantor nor any Credit Party will, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, (i) claim any set-off or counterclaim against Borrower, any Guarantor or any Credit Party in respect of any Obligations or other indebtedness by virtue of the right of subrogation, by operation of law or otherwise; (ii) in any proceedings under federal bankruptcy law or insolvency proceedings of any nature, assert its rights in competition with Lender in respect of any payment hereunder because of any claims which Borrower, each Guarantor or Credit Party may have against Borrower or any other Credit Party; or (iii) be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower, any Credit Party or other person, or the benefit of any of any other security for any Obligation which, now or hereafter, Lender may hold or in which it may have any share or interest.

14.2 Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under any of the New Loan Documents granting a Lien upon any Collateral, whether owned by Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article 14 (Suretyship Waivers). If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, Borrower hereby consent to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that Borrower might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrower shall not impair any Guarantor’s or any Credit Party’s obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the New Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender, or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Article 14 (Suretyship Waivers), notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

14.3 Joint and Several Liability. The payment and performance of all Obligations shall constitute the joint and several obligations of Borrower, each Guarantor and each Credit Party.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:

INTEGRATED HEALTHCARE HOLDINGS, INC., a
Nevada corporation,

By:	/s/ Larry B. Anderson
Larry B. Anderson, President

CREDIT PARTIES:

WMC-SA, INC., a California corporation,

By:	/s/ Larry B. Anderson
Larry B. Anderson, President

[SIGNATURE PAGE CONTINUES]

WMC-A, INC., a California corporation,

By:	/s/ Larry B. Anderson
Larry B. Anderson, President

COASTAL COMMUNITIES HOSPITAL, INC., a California corporation,

By:	/s/ Larry B. Anderson
Larry B. Anderson, President

CHAPMAN MEDICAL CENTER, INC., a California corporation,

By:	/s/ Larry B. Anderson
Larry B. Anderson, President

PACIFIC COAST HOLDINGS INVESTMENT, LLC, a
California limited liability company,

By:	/s/ Anil V. Shah
Anil V. Shah, M.D., Manager
By:	/s/ Kali P. Chaudhuri
Kali P. Chaudhuri, M.D., Manager

ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC, a Nevada limited liability company,

By:	/s/ Anil V. Shah
Anil V. Shah, M.D., Manager

[SIGNATURE PAGE CONTINUES]

GANESHA REALTY, LLC, a California limited liability company,

By:	/s/ Kali P. Chaudhuri
Kali P. Chaudhuri, M.D., Manager

WEST COAST HOLDINGS, LLC, a California limited liability company,

By:	/s/ Anil V. Shah
Anil V. Shah, M.D., Manager

GUARANTORS:

ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC, a Nevada limited liability company,

By:	/s/ Anil V. Shah
Anil V. Shah, M.D., Manager

PACIFIC COAST HOLDINGS INVESTMENT, LLC, a
California limited liability company,

By:	/s/ Anil V. Shah
Anil V. Shah, M.D., Manager

By:	/s/ Kali P. Chaudhuri
Kali P. Chaudhuri, M.D., Manager

[SIGNATURE PAGE CONTINUES]

LENDER:

MEDICAL PROVIDER FINANCIAL CORPORATION III, a Nevada corporation,

By:	/s/ Joseph J. Lampariello
Joseph J. Lampariello, President and COO

ANNEX A
TO
CREDIT AGREEMENT
($10,700,000 LOAN)

DEFINITIONS

Initially capitalized terms used in the Agreement shall (unless otherwise provided elsewhere in the New Loan Documents) have the following respective meanings. All references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Affiliate” means, with respect to any Person (excluding Lender), (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Credit Agreement by and among Borrower, the Credit Parties, and Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Appendices” means Annex A (Definitions); Annex B (Notice Addresses); Annex C (List of Schedules of New Loan Documents); Annex E (Unanimous Written Consent of Directors of IHHI); Annex F (Unanimous Written Consent of Directors of WMC-SA);
Annex G (Unanimous Written Consent of Directors of WMC-A); Annex H (Unanimous Written Consent of Directors of Coastal); Annex I (Unanimous Written Consent of Directors of Chapman); Annex J (Unanimous Written Consent of Managers and Members of PCHI); Annex K (Unanimous Written Consent of Managers of West Coast); Annex L (Unanimous Written Consent of Managers and Members of Ganesha); Annex M (Unanimous Written Consent of Managers of OC-PIN); Disclosure Schedule 3.2 (Address of Executive Office, FEIN Numbers); Disclosure Schedule 3.5 (Material Adverse Effect); Disclosure Schedule 3.7 (Labor Matters); Disclosure Schedule 3.8 (Venturers, Subsidiaries and Affiliates); Disclosure Schedule 3.11 (Taxes); Disclosure Schedule 3.12 (Litigation); Disclosure Schedule 3.13 (Brokers); Disclosure Schedule 3.15 (Environmental Matters); Disclosure Schedule 3.16 (Insurance); Disclosure Schedule 3.17 (Bonding; Licenses); and Disclosure Schedule 6.4 (Indebtedness), all of which are incorporated by reference as if fully set forth in this Agreement.

“Applicable Laws” means all federal, state and local laws, statutes, codes, regulations, rules, acts, ordinances of all Governmental Authorities, departments, commissions, boards, courts, authorities, agencies, officials and officers, including without limitation, Environmental Laws, all building, safety, health, use laws, the Fair Labor Standards Act, 29 U.S.C. §§201 et seq., the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Section 18a, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq., as amended, and the California version of the WARN Act, California Cal. Labor Code §1400 et seq., and any deed restrictions or other requirements of record applicable to the Collateral or to Borrower or any Credit Party, or to their respective businesses.

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“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §101 et seq.

“Borrower” means IHHI.

“Business Day” means each day of the year (a) on which federally-chartered banking institutions in Las Vegas, Nevada are not required or authorized to close, and (b) which is a not a regularly scheduled holiday in the state of Nevada or in the United States.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Change of Control” means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the issued and outstanding shares of capital Stock or of 25% or more of the issued and outstanding membership interests of Borrower or any Credit Party (other than Ganesha) or any Guarantor having the right to vote for the election of directors of Borrowers under ordinary circumstances; (b) other than the Lender pursuant to the Warrant, any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have been granted a security interest in 25% or more of the issued and outstanding shares of the capital Stock or in 25% or more of the issued and outstanding membership interests of Borrower or any Credit Party (other than Ganesha) or any Guarantor having the right to vote for the election of directors of Borrowers under ordinary circumstances; (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the majority of the board of directors or managing members/managers of Borrower or Credit Party (other than Ganesha) or Guarantor cease for any reason (other than death or disability) to constitute a majority of the directors or majority of the managing members/managers of Borrower or Credit Party (other than Ganesha) or Guarantor then in office; (d) IHHI ceases to own, directly or indirectly, and/or ceases to control all of the economic and voting rights associated with, all of the issued and outstanding capital Stock of WMC-SA, or WMC-A, or Coastal, or Chapman; (e) after the Effective Date hereof, Dr. Anil V. Shah ceases to own, directly or indirectly, at least the same percentage of membership interests in OC-PIN, PCHI and/or West Coast that he owned on the Effective Date hereof; or (f) after the Effective Date hereof, Dr. Anil V. Shah ceases to control, directly or indirectly, the economic and voting rights associated with the membership interests in OC-PIN, PCHI and/or West Coast that he owned on the Effective Date hereof.

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“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Borrower or any Credit Party, (d) Borrower’s or any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of Borrower or any Credit Party’s business.

“Closing Date” means Monday, December 12, 2005, unless Borrower and Lender otherwise agreed in writing.

“Code”means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Nevada; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Nevada, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means that number of fully-paid shares of Borrower’s common stock equal in value to the amount of the New Loan not repaid at Maturity plus any due and owing interest, Lender’s Costs and attorneys’ fees covered by the Warrant and all other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender, to secure the Obligations.

“Collateral Assignment”means the Collateral Assignment of Contracts in the form of Exhibit “J” attached hereto, pursuant to which IHHI assigns to Lender its right, title and interest in and to certain contracts set forth right therein as security for repayment of the New Loan.

“Collateral Documents” means the Security Agreement, the UCC-1 Financing Statements, the Warrant, and all similar agreements, documents and instruments entered into guaranteeing payment of, or granting a Lien upon, real and personal property (and interests in real and personal property), and perfecting the Liens, as security for payment of, the Obligations.

“Credit Parties” means WMC-SA, WMC-A, Chapman, Coastal, PCHI, West Coast, OC-PIN and Ganesha.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

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“Default Rate” means a rate of interest which is five percentage points (5%) per annum above the rate(s) of interest otherwise applicable hereunder.

“Disclosure Schedules” means the Schedules prepared by Borrower and denominated as Disclosure Schedules 3.2 through 6.4 in the Index to the Agreement.

“Documents” means all documents, as such term is defined in the Code, now owned or hereafter acquired by Borrower or any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“Effective Date” means the date set forth in the introductory paragraph of this Agreement.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. section 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. section 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. section 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. section 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. section 2601 et seq.); the Clean Air Act (42 U.S.C. section 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. section 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

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“Equipment” means all equipment, as such term is defined in the Code, now owned or hereafter acquired by Borrower or any Credit Party, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any other Person, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of Borrower any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2( of ERISA; (c) the complete or partial withdrawal of Borrower or any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) with respect to a Title IV Plan, the existence of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA) whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (k) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (1) the loss of a Qualified Plan’s qualification or tax exempt status; or (m) the termination of a Plan described in Section 4064 of ERISA.

“Event of Default” means that Borrower and/or the Credit Parties have committed one or more of the events described in Section 10.1 (Events of Default) above.

“Fees” means any and all fees payable to Lender pursuant to the Agreement or any of the other New Loan Documents, including but not limited to Lender’s Costs.

“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 (Financial Statements).

“Fixtures” means all fixtures as such term is defined in the Code, now owned or hereafter acquired by Borrower or any Credit Party.

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“Fraudulent Transfer Laws” means Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a line of credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

“Funding Party” means any party to this Agreement which made a payment or distribution to any other parties to this Agreement pursuant to any New Loan Document.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Governmental Authority” means any nation or government, any state, county, city, or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation of any other Person in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guarantors” means PCHI and OC-PIN.

“Guaranty Agreements” means a Guaranty Agreement in the form of Exhibit “B” attached hereto, pursuant to which OC-PIN guaranties to Lender certain Obligations of Borrower, including but not limited to repayment of the New Loan; and a Guaranty Agreement in the form of Exhibit “C” attached hereto, pursuant to which PCHI guaranties to Lender certain Obligations of Borrower, including but not limited to repayment of the New Loan

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“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,”“hazardous waste,”“hazardous material,”“hazardous substance,”“extremely hazardous waste,”“restricted hazardous waste,”“pollutant,”“contaminant,”“hazardous constituent,”“special waste,”“toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hospital Facilities”means each of the Hospital Facilities more particularly identified in Annex D attached to this Agreement.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

“Indemnified Liabilities” means all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other New Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the New Loan Documents.

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“Indemnified Person” means Lender, Medical Capital Corporation, Medical Provider Financial Corporation I, Medical Provider Financial Corporation II, and each of their Affiliates, and each of their respective officers, directors, members, employees, attorneys, agents, and representatives.

“Intellectual Property” means any and all licenses, patents, copyrights, trademarks, and the goodwill associated with such trademarks.

“IRC” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Lender” means Medical Provider Financial Corporation III, a Nevada corporation, and, if Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee(s) of Lender.

“Lender’s Costs” means all fees and expenses of Lender in connection with the New Loan, this Agreement and all other New Loan Documents including, but not limited to, all reasonable attorneys’ fees, costs and expenses paid or incurred by Lender in connection with any application or engagement letter, or term sheet, or any of the New Loan Documents, the fees and disbursements of Lender's counsel, the travel expenses of Lender's personnel and legal counsel related to the New Loan, appraisal fees, title insurance premiums, survey charges, mortgage and documentary stamp taxes, if any, note intangible taxes, if any, and all Closing, escrow, recording and filing fees, expenses and taxes.

“Lender’s Representative” means Medical Provider Financial Corporation III, c/o Medical Capital Corporation, 2100 South State College Blvd., Anaheim, California 92806, Attn: Sidney Field, CEO, or Joseph J. Lampariello, President and COO, or Adam Field, Sr. Vice President Development, telephone: 714-935-3100, facsimile: 714-935-3114.

“Lien”means any agreement or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial or other condition of Borrower, (b) Borrower’s ability to pay the New Loan or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral, or Lender’s Liens on the Collateral, or the priority of such Liens, or (d) Lender’s rights and remedies under the Agreement and the other New Loan Documents.

“Maturity Date” means the first to occur of (i) the Stated Maturity Date, or (ii) the occurrence or existence of a continuing Event of Default under any of the New Loan Documents.

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“Maximum Lawful Rate” means the interest rate that a court of competent jurisdiction determines in a final unappealable order to be the highest rate of interest permissible under applicable law.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA, and to which Borrower or any Credit Party or any ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Proceeds” means, for purposes of Section 10.2(c) of this Agreement, the following:

(a)  If the Holder of the Warrant sells Shares following exercise of the Warrant, the net proceeds from the sale of such Shares; and

(b) If the Holder of the Warrant exercises the Warrant, completes the sale of such number of Shares as the Holder determines necessary or required in its sole and absolute discretion and thereafter retains Warrants (i.e., does not place them for sale), the Fair Market Value (as said term is defined in the Warrant) of the retained Shares.

“New Loan” means the loan of $10,700,000 by Lender to Borrower pursuant to this Agreement.

“New Loan Account” means an account maintained by Lender in it’s books to record all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the New Loan or any other Obligations. All entries in the New Loan Account shall be made in accordance with Lender’s customary accounting practices as in effect from time to time.

“New Loan Documents” means this Agreement, Exhibit “A” (Note); Exhibit “B” (Guaranty Agreement - OC-PIN); Exhibit “C” (Guaranty Agreement - PCHI); Exhibit “D” (Security Agreement); Exhibit “E” (Warrant); Exhibit “F” (Pledge Agreement - West Coast); Exhibit “G” (Pledge Agreement - Ganesha); Exhibit “H” (Pledge Agreement -Members of West Coast), Exhibit “I” (Pledge Agreement - IHHI), and Exhibit “J” (Collateral Assignment of Contracts). In addition, New Loan Documents includes all UCC-1 Financing Statements and all other agreements, instruments, documents and certificates delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower or any Credit Party, or any employee of Borrower or any Credit Party, and delivered to Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in this Agreement or in any other New Loan Document to a New Loan Document shall include all Appendices, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such New Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Note” means the promissory note evidencing Borrower’s obligation to repay the New Loan to Lender.

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“Obligations” collectively means all loans (including, but not limited to, the New Loan), advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrower or any Credit Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other New Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against Borrower or any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, expenses, attorneys’ fees and any other sum chargeable to Borrower or any Credit Party under the Agreement or any of the other New Loan Documents.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Encumbrances” means the following encumbrances relating to the Hospital Facilities: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b) of the Original Credit Agreement; (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not create a Material Adverse Effect, as determined by Original Lender; (d) currently existing or hereafter created Liens in favor of Original Lender or Original Lender’s Affiliate; (e) any Lien held by an equipment lessor in the equipment so leased; (f) all encumbrances shown in any title policy issued on the Closing Date (of the Original Loan) to Original Lender; (g) inchoate and unperfected workers’ compensation, mechanics’ or similar liens arising in the ordinary course of business, provided, that the same are satisfied in the ordinary course of business; (h) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business, provided, that the same are satisfied in the ordinary course of business; (i) such other liens arising in the ordinary course of business so long as such liens do not create a Material Adverse Effect; (j) for Coastal Communities Hospital, 2701 East Bristol Street, Santa Ana, California, the exceptions shown on Schedule B as Nos. 1- 9, 11, 12 and 13 (as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Original Lender), as reflected on that certain Preliminary Title Report dated as of February 2, 2005, Chicago Title Company Order No. 41026578B - X52; (k) for Coastal Communities Hospital, 1901 and 1905 North College Avenue, Santa Ana, California, the exceptions shown on Schedule B as Nos. 1- 5, 7, 9, 10, 11, 12 (as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Original Lender), and 13, as reflected on that certain Preliminary Title Report dated as of February 2, 2005, Chicago Title Company Order No. 41026578A - X52; (l) for Western Medical Center/A, 1025 South Anaheim Blvd., Anaheim, California, the exceptions shown on Schedule B as Nos. 1-18, 19, 22 and 23 (as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Original Lender), 20 and 21 as reflected on the certain Preliminary Title Report dated as of February 2, 2005, Chicago Title Company Order No. 41026587 - X52; (m) for Western Medical Center/SA, 1001 North Tustin Avenue, Santa Ana, California, the exceptions shown on Schedule B as Nos. 1-4, 27-44, 46 - 59, 61, and 65 - 70 (No. 70 as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Original Lender) as reflected on that certain First Amended Preliminary Title Report dated as of February 2, 2005 and revised February 26, 2005, Chicago Title Company Order No. 41026631 - X52; (n) for Chapman Medical Center, 2601 East Chapman Avenue, Orange, California, the exceptions shown on Schedule B as Nos. 1-11, 14-24 and 30 (as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Original Lender) as reflected on the certain Preliminary Title Report dated as of February 2, 2005, Chicago Title Company Order No. 41026576A - X52; and (o) for Chapman Medical Center, 2617 East Chapman Avenue, Orange, California, the exceptions shown on Schedule B as Nos. 1-9, 12-14, 19-21, 23, 24, 27 and 30 (as may be affected by the ALTA survey to be delivered after the date hereof which shall be approved by the Original Lender) as reflected on the certain Preliminary Title Report dated as of February 2, 2005, Chicago Title Company Order No. 41026576B - X52.

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“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, business trust, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, that Borrower or any Credit Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past seven (7) years on behalf of participants who are or were employed by Borrower or any Credit Party or any ERISA Affiliate.

“Pledge Agreement (West Coast)” means a Pledge Agreement in the form of Exhibit “F” attached hereto, pursuant to which West Coast pledges the ownership of it’s membership interests in PCHI to repayment of the New Loan.

“Pledge Agreement (Ganesha)” means a Pledge Agreement in the form of Exhibit “G” attached hereto, pursuant to which West Coast pledges the ownership of it’s membership interests in PCHI to repayment of the New Loan.

“Pledge Agreement (Members of West Coast)” means a Pledge Agreement in the form of Exhibit “H” attached hereto, pursuant to which the members of West Coast pledge their ownership of membership interests in West Coast to repayment of the New Loan.

“Pledge Agreement (IHHI)” means a Pledge Agreement in the form of Exhibit “I” attached hereto, pursuant to which IHHI pledges its ownership of the capital stock of WMC-SA, WMC-A, Coastal and Chapman to repayment of the New Loan.

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“Qualified Assignee” means (a) any Lender, any Affiliate of Lender and, with respect to a lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no Person proposed to become a Lender after the Closing Date and determined by Lender to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date that holds Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Restricted Payment” means (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; and (f) any payment of management fees (or other fees of a similar nature).

“Retiree Welfare Plan” means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

“Security Agreement” means each Security Agreement in the form if Exhibit “D” attached hereto, entered into by and between or among Lender and Borrower.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, Guaranties and Pension Plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

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“Stated Maturity Date” means December 12, 2006.

“Stock”means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including Stock, preferred stock or any other equity security (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Subordinated Debt” means any unsecured Indebtedness of any Borrower incurred after the Closing Date that is subordinated to the Obligations in a manner and form reasonably satisfactory to Lender, as to right and time of payment and as to any other rights and remedies thereunder.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

“Termination Date” means the date on which (a) the New Loan has been repaid in full, and (b) all other Obligations due and payable under the Agreement and the other New Loan Documents have been discharged.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is subject to Title IV of ERISA or Section 412 of the IRC, and that Borrower or any Credit Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

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“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower or any Credit Party or any ERISA Affiliate as a result of such transaction.

“Warrant” means the Warrant granted by Borrower to Lender in the form of Exhibit “E” attached hereto.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in any of the New Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,”“hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular Section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,”“includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the New Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any New Loan Document refers to the knowledge (or an analogous phrase) of Borrower or any Credit Party, such words are intended to signify that Borrower or such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that Borrower or such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

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ANNEX B
TO
CREDIT AGREEMENT

NOTICE ADDRESSES

BORROWER:

IHHI:	Integrated Healthcare Holdings, Inc.
1301 North Tustin Avenue
Santa Ana, California 92705
	Attn:	Larry B. Anderson, President
	Telephone:	714-953-3575
	Facsimile:	714-953-2595

CREDIT PARTIES:

WMC-SA:	WMC-SA, Inc.
1301 North Tustin Avenue
Santa Ana, California 92705
	Attn:	Larry B. Anderson, President
	Telephone:	714-953-3575
	Facsimile:	714-953-2595

WMC-A:	WMC-A, Inc.
1301 North Tustin Avenue
Santa Ana, California 92705
	Attn:	Larry B. Anderson, President
	Telephone:	714-953-3575
	Facsimile:	714-953-2595

Coastal:	Coastal Communities Hospital, Inc.
1301 North Tustin Avenue
Santa Ana, California 92705
	Attn:	Larry B. Anderson, President
	Telephone:	714-953-3575
	Facsimile:	714-953-2595

Chapman:	Chapman Medical Center, Inc.
1301 North Tustin Avenue
Santa Ana, California 92705
	Attn:	Larry B. Anderson, President
	Telephone:	714-953-3575
	Facsimile:	714-953-2595

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PCHI:	Pacific Coast Holdings Investment, LLC
2621 South Bristol Street, Suite 108
Santa Ana, California 92704
	Attn:	Anil V. Shah, M.D., Manager
	Telephone:	714-290-5322
	Facsimile:	714-297-9588

West Coast:	West Coast Holdings, LLC
2621 South Bristol Street, Suite 108
Santa Ana, California 92704
	Attn:	Anil V. Shah, M.D., Manager/President
	Telephone:	714-290-5322
	Facsimile:	714-297-9588

Ganesha:	Ganesha Realty Holdings, LLC
c/o Strategic Global Management, Inc.
6800 Indiana Avenue, Suite 130
Riverside, California 92506
	Attn:	Kali P. Chaudhuri, M.D., Manager
	Telephone:	951-782-8812
	Facsimile:	951-782-8850

OC-PIN:	Orange County Physicians Investment Network, LLC
2621 South Bristol Street, Suite 108
Santa Ana, California 92704
	Attn:	Anil V. Shah, M.D., Manager/President
	Telephone:	714-290-5322
	Facsimile:	714-297-9588

LENDER:
Medical Provider Financial Corporation III
3770 Howard Hughes Parkway
Suite 301
Las Vegas, Nevada 89109
Attn:	Joseph J. Lampariello, President and COO
Telephone:	800-818-1102
Facsimile:	702-735-3739

[ADDRESS PAGE CONTINUED]

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With a copy to:

Medical Provider Financial Corporation III, 2100 South State College Blvd. Anaheim, California 92806
Attn:	Adam Field, Sr. Vice President Development
Telephone:	714-935-3100
Facsimile:	714-935-3114

3

ANNEX C
to
CREDIT AGREEMENT

LIST OF DISCLOSURE SCHEDULES AND NEW LOAN DOCUMENTS

NEW LOAN DOCUMENTS

Credit Agreement
Promissory Note
Guaranty Agreement (OC-PIN)
Guaranty Agreement (PCHI)
Pledge Agreement (West Coast)
Pledge Agreement (Ganesha)
Pledge Agreement (Members of West Coast)
Security Agreement
Collateral Assignment of Contracts

DISCLOSURE SCHEDULES

Disclosure Schedule 3.2	Address of Executive Office, FEIN Numbers
Disclosure Schedule 3.5	Material Adverse Effect
Disclosure Schedule 3.7	Labor Matters
Disclosure Schedule 3.8	Venturers, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.11	Taxes
Disclosure Schedule 3.12	Litigation
Disclosure Schedule 3.13	Brokers
Disclosure Schedule 3.15	Environmental Matters
Disclosure Schedule 3.16	Insurance
Disclosure Schedule 3.17	Bonding; Licenses
Disclosure Schedule 6.4	Indebtedness

1

ANNEX D
TO
CREDIT AGREEMENT

LIST OF FOUR HOSPITALS

1. Coastal Communities Hospital, 2701 South Bristol Street and 1901 North College Avenue, Santa Ana, California.

2. Chapman Medical Center, 2601 and 2617 East Chapman Avenue, Orange, California.

3. Western Medical Center/Anaheim, 1025 South Anaheim Boulevard, Anaheim, California.

4. Western Medical Center/Santa Ana, 1001 North Tustin Avenue and at 1301 North Tustin in Santa Ana, California.

1